AVAX Technologies, Inc.                                          Exhibit 11.1
   Computation of Earnings (Loss) Per Share 10K

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

     Month of                                         Months O/S           Year               Year           Quaarter     Quaarter
   Issuance For                        Number of       Each Given          Ended              Ended            Ended        Ended
   F/S Purposes                          Shares          Year             12/31/98           12/31/99         3/31/99     3/31/99
   ------------                        ---------      -----------         ---------         ---------        --------     -------
 January '90                             582,500                           582,500            582,500          582,500     582,500

 August '91                              230,000                           230,000            230,000          230,000     230,000

 June '92                                287,098                           287,098            287,098          287,098     287,098

 July '93                                  7,358
 November '93                              1,359
                                           -----
                                           8,717                              8,717              8,717            8,717       8,717
                                          ------

 July '94                                  3,750                             3,750              3,750            3,750       3,750


 April '95                              (111,330)
 May '95                                (196,618)
 September '95                           402,490
 November '95                          1,374,728
                                       ---------
                                       1,469,270                          1,469,270          1,469,270        1,469,270   1,469,270
                                       ---------

 March '96                               (77,901)
 May & June '96                          321,875
 May & June '96                          129,099
 June '96                                  9,875
 July '96                                146,875
                                       ---------
                                         529,823                            529,823            529,823          529,823     529,823
                                       ---------

 June '97                                407,093
 July, August & Sept '97                 661,901
 Oct, Nov & Dec '97                      402,153
                                       ---------
                                       1,471,147                          1,471,147         1,471,147        1,471,147   1,471,147
                                       ---------

 Jan, Feb & March '98                    285,832                           250,103           285,832          285,832     285,832
 April, May & June '98                   353,236                           220,773           353,236          353,236     353,236
 July, Aug & Sept                      4,319,243                         1,619,716         4,319,243        4,319,243   4,319,243
 Oct., Nov. & Dec '98                    466,503                            58,313           466,503          464,329     466,503
                                       ---------
                                       5,424,814
                                       ---------

 Jan, Feb & March '99                    305,570                                --           267,374          152,785     305,570
 April, May & June '99                   442,897                                --           276,811               --     442,897
 July, Aug & Sept '99                    165,648                                              62,118               --     165,648
 Oct., Nov. & Dec '99                    119,056                                              14,882               --     119,056
 Sept '99 Warrant Exercise Shares         37,500                                              14,063               --      37,500
                                       ---------
                                       1,070,671
                                       ---------

 Jan, Feb & March '00                  4,438,439           1.5                                                     --   2,219,220

                                                                         --------------------------------------------------------
 Weighted Average Shares                                                 6,731,210        10,642,367       10,157,730   3,297,010
                                                                         ========================================================


 Net Income (Loss) Attributable to Common Stockholders                  (5,838,130)       (7,867,563)      (1,639,911) (2,286,851)
 Net Income (Loss) Per Share                                                 (0.87)            (0.74)           (0.16)      (0.17)

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